UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2005


                         OCEAN WEST HOLDING CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                 000-49971             71-087-6958
   (State or other jurisdiction      (Commission           (IRS Employer
         of incorporation)           File Number)       Identification No.)



   4117 West 16th Square, Vero Beach, FL                   32967
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  (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (772) 492-0104

            15991 Redhill Avenue, Suite 110, Tustin, California 92780
   ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


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Item 1.01 Entry Into a Material Definitive Agreement

      On June 2, 2005, investors commenced to enter into Subscription Agreements (the "Subscription Agreements") with Ocean West Holding Corporation (the "Company" or the "Registrant"), a Delaware corporation, relating to the offering and sale on a "best efforts basis" of a minimum of 2,500,000 shares ($750,000) and a maximum of 6,666,667 shares ($2,000,000) of common stock of the Company, $0.001 par value per share ("Common Stock"), at $0.30 per share (the "Offering"). As of July 7, 2005, we had accepted subscriptions for 6,666,667 shares for total proceeds of $2,000,000 pursuant to our Confidential Private Placement Memorandum dated June 2, 2005 (the "Memorandum").

      The Board of Directors of the Company has agreed with the placement agent and existing investors, to increase the maximum offering to an aggregate of 10,666,666 Shares, or $3,200,000, and extend the offering period until July 15, 2005. The additional $1.2 million dollars will be used towards marketing, acquisitions and working capital. As of July 11, 2005, the Company had $3,141,500 in subscriptions and anticipates the balance of $58,500 to close on or before July 15, 2005.

      Existing stockholders of the Company may subscribe for shares in the Offering.

      Pursuant to the Subscription Agreement, the Company agreed to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (or another available form) on or before September 15, 2005, under the Securities Act of 1933, as amended (the "Registration Statement"), covering the Shares offered hereby. The Company also agreed to use its reasonable best efforts to have the Registration Statement declared effective within 180 days after the closing of the Offering. If the Company fails to file the Registration Statement on or before September 15, 2005, the Company will pay each selling security holder a penalty for each month or part thereof that the Registration Statement is not filed.

      The foregoing summary of the terms of the Subscription Agreement is subject to, and qualified in its entirety by, the form of Subscription Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.


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Item 3.02. Unregistered Sales of Equity Securities.

      The Registrant's board has approved the Offering, which will be a private placement of its securities, on a best efforts, minimum-maximum basis, to raise from $750,000 to $3,200,000 as amended. The Shares are being offered at a per share price equal to $0.30.

      On July 1, 2005 and July 7, 2005, the Company sold 3,333,333 and 1,010,000 shares of Common Stock, respectively. On July 1, 2005, the Company received gross proceeds of $1,000,000 and on July 7, 2005 received gross proceeds of $303,000. The placement agent received a 10% sales commission of $100,000 and $30,300, respectively.

      The Registrant expects that the net proceeds in the Offering will be approximately $2,649,000, respectively, after deducting fees payable to the placement agent 10% Commission Equal to $320,000, 3% Non Accountable Fee of $96,000 and 10% Stock Coverage of 969,697 Common Shares of the Company and other transaction expenses payable by the Company. The proceeds received in this Offering will first be used to repay approximately $100,000 of outstanding principal and accrued interest owed to Allied International Fund, as well as approximately $35,000 in expenses incurred in connection with this Offering. The remaining proceeds from this Offering will be used for research and development, marketing and for working capital and general corporate uses. The Registrant may also use proceeds from this Offering to fund our acquisition of new products.

      The Shares were offered and are to be sold in the Offering to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

      Additional information regarding the Shares and the Offering is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

      This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

      This communication is not used for the purpose of conditioning the market in the United States for any of the securities offered. The securities offered will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.



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

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.        Financial Statements and Exhibits.

     99.1         Form of Subscription Agreement


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             OCEAN WEST HOLDING CORPORATION

Date: July 11, 2005                          By: /s/ Darryl Cohen
                                                -----------------------------
                                                     Darryl Cohen
                                                     Chief Executive Officer




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